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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in Registration Statement No. 333-78843 on Form S-3, Registration Statement Nos. 333-36977, 333-47370,
333-75264 and 333-99799 on Form S-8 of The Houston Exploration Company of our report dated February 7, 2003, (February 20, 2003 as to the fist paragraph of "Legal Proceedings" in Note 9; November 13, 2003, as to the sixth paragraph of "Natural Gas and Oil Properties," and the first paragraph of "New Accounting Pronouncements" in Note 1, and the third paragraph of "2000" in Note 7), (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended, on January 1, 2001, and (ii) the restatement for Emerging Issues Task Force Issue No. 00-10, "Accounting for Shipping and Handling Fees and Costs," and certain disclosures required by SFAS No. 133), appearing in this Annual Report on Form 10-K/A of the Houston Exploration Company for the year ended December 31, 2002.


                                                     /s/ DELOITTE & TOUCHE LLP
                                                     ---------------------------
                                                         DELOITTE & TOUCHE LLP

Houston, Texas
November 13, 2003